Exhibit 3.11

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 03/17/2000 001137083 - 3196157

CERTIFICATE OF INCORPORATION

OF

RECRUITING SOLUTIONS INTERNATIONAL, INC.

FIRST. The name of this corporation shall be:

RECRUITING SOLUTIONS INTERNATIONAL, INC.

SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address is THE COMPANY CORPORATION.

THIRD. The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

10 Million (10,000,000) Shares With A Par Value Of $ 2.00 Amounting To A Total Of Twenty Million Dollars ($20,000,000)

FIFTH. The name and mailing address of the incorporator is as follows:

David B. Clarke

The Company Corporation

1013 Centre Road

Wilmington, DE 19805

SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

IN WITNESS WHEREOF, The undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this seventeenth day of March, A.D. 2000.

/s/ David B. Clarke
David B. Clarke
Incorporator

STATE of DELAWARE

CERTIFICATE of AMENDMENT of

CERTIFICATE of INCORPORATION

•	First: That at a meeting of the Board of Directors of Recruiting Solutions

International, Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “ Fourth” so that, as amended, said Article shall be and read as follows:

“The total number of shares of stock which this corporation is authorized to issue is 10 million shares with a par value of $0.01 amounting to a total of One Hundred Thousand Dollars ($100,000). “

•

Second: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

•	Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

•	Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.

BY:
(Authorized Officer) President
NAME:	Mark A. Henninger
(Type or Print)

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is Recruiting Solutions International, Inc.

2. The registered office of the Corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, Suite 1B, City of Dover 19901, County of Kent.

3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on May 20, 2004

/s/ William E. McDonald
William E. McDonald

State of Delaware Secretary of State Division of Corporations Delivered 11:56 AM 05/20/2004 FILED 11:25 AM 05/20/2004 SRV 040371008 - 3196157 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

RECRUITING SOLUTIONS INTERNATIONAL, INC.

Recruiting Solutions International, Inc. (hereinafter called the “corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

1. That the Article thereof numbered “FIRST’ of the Certificate of Incorporation be and it hereby is amended to read as follows:

FIRST. The name of this corporation shall be:

Ceridian Recruiting Solutions, Inc.

2. That thereafter, pursuant to resolution of its Board of Directors, the sole stockholder of the Corporation duly executed a writing setting forth the action to be taken and consenting to and voting in favor of said amendment, all in accordance with Section 228 of the General Corporation Law of the State of Delaware.

3. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Executed on this 26th day of January, 2005.

/s/ William E. McDonald
William E. McDonald
Vice President & Assistant Secretary

State of Delaware Secretary of State Division of Corporations Delivered 03:03 PM 01/28/2005 FILED 03:03 PM 01/28/2005 SRV 050072921 - 3196157 FILE